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The Procter & Gamble Company

(Name of Registrant as Specified in Its Charter)

Trian Fund Management, L.P.
Trian Fund Management GP, LLC
Trian Partners, L.P.

Trian Partners Co-Investment Opportunities Fund, Ltd.
Trian Partners Master Fund, L.P.
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Trian Partners Strategic Fund-C, Ltd.

Nelson Peltz

Peter W. May

Edward P. Garden

Clayton C. Daley, Jr.

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TRIAN IDENTIFIES NUMEROUS MATERIAL DATA ERRORS, CALCULATION ERRORS AND MISREPRESENTATIONS IN RECENT PROCTER & GAMBLE INVESTOR PRESENTATION

Company’s September 19th Presentation Contains More Than 50 Errors and Misrepresentations

About Trian and Nelson Peltz’s Track Records

Urges Shareholders to Hold P&G Accountable and Vote FOR Nelson Peltz on the WHITE Proxy Card

NEW YORK, September 22, 2017— Trian Fund Management, L.P. (“Trian”), whose investment funds beneficially own approximately $3.5 billion of shares of The Procter & Gamble Company (NYSE: PG) (“P&G”), today released a response to P&G’s September 19th investor presentation, highlighting a significant number of material data errors, calculation errors and misrepresentations about Nelson Peltz’s track record contained in the presentation. Trian has identified more than 50 errors and misrepresentations to date.

P&G has apparently tasked its army of advisors with discrediting Nelson Peltz and Trian in order to redirect the conversation away from the real issues at hand – in particular, P&G’s ongoing market share losses and bottom quartile shareholder returns. Whether P&G was simply careless or intentionally misleading, Trian asks P&G and its advisors to take a hard look at the facts and determine whether the quality of this presentation lives up to P&G’s standards of intellectual honesty and serves shareholders well.

Trian urges shareholders to hold P&G accountable and vote FOR Nelson Peltz on the WHITE proxy card.

The full text of Trian’s response can be found below and online at www.RevitalizePG.com.

Trian’s Response to P&G’s September 19, 2017 Presentation

We are disappointed in the quality of the presentation that the Board and Management of Procter & Gamble released on September 19th, 2017 which is filled with a significant number of material data errors, calculation errors and misrepresentations of Trian’s and Nelson Peltz’s track records (we have identified more than 50 errors and misrepresentations to date). P&G has apparently tasked its army of advisors with discrediting Nelson Peltz and Trian, in order to redirect the conversation away from the real issues at hand – in particular P&G’s ongoing market share losses and bottom quartile shareholder returns. We feel it is necessary to “set the record straight” as shareholders and other constituencies deserve to understand the level of P&G’s intellectual dishonesty we believe underlies this presentation. We would like P&G to correct these errors, but ultimately it is shareholders who must hold the Company accountable.

Our goal from now until the shareholder vote on October 10 is to focus on the critical issues facing P&G and the eight strategic initiatives detailed in our White Paperi that we believe can help P&G regain lost market share and once again achieve best-in-class performance. We respect the Company’s right to debate our points of view on these critical issues, but find these misrepresentations of Nelson Peltz unacceptable. The reality is, Nelson Peltz’s track record speaks for itself – every Trian investment on whose board Nelson Peltz has served has outperformed P&G during Trian’s involvement:ii

Management would like shareholders to believe that P&G has a “strategy that is working” and that performance has improved meaningfully under David Taylor. This is not true. The facts are that since David Taylor took over as CEO, the Company has continued to lose market share in every reportable segment, in both FY 2016 and FY 2017, as reported in P&G’s Annual Reports filed with the SEC. In addition, since David Taylor took over as CEO, P&G has seen core earnings per share decline from $4.02 to $3.92 (as reported each fiscal year). While P&G would like you to believe that its strategy drove 7% earnings per share growth last year, the reality is that 5 percentage points of the 7% came from share buybacks using proceeds from divestitures, and from cutting advertising spend by $125mm.

The attached Appendix lays out many of the errors, manipulations and misrepresentations that we have found to date in P&G’s presentation. We encourage P&G’s leadership, its advisors, or other P&G shareholders, to reach out to us if they are interested in further information regarding our analysis.

APPENDIX: Material Data Errors and Misrepresentations in P&G’s Presentation

Unless otherwise noted, all information is sourced from Bloomberg, Capital IQ, and applicable SEC filings or company reports

I. Data Errors
Pages 76 – 78 of P&G’s presentation (Trian’s Investments’ Equity Return Performance)

Trian’s median performance across all of the listed investments beat the S&P 500 by +490bps annually – more than triple the +140bps the Company erroneously reported on page 78. As noted in our White Paper, Trian’s consumer investments where Nelson Peltz’s served on the board have outperformed the S&P 500 by +880bps annually.

▪     DuPont equity returns were calculated incorrectly, apparently due to exclusion of the Chemours spin and incorrect “announcement” date used. Calculated correctly, page 78 should report that DuPont’s annual outperformance vs. the S&P 500 was 5%, not 1%

▪      Ingersoll Rand equity returns were calculated incorrectly, apparently due to exclusion of the Allegion spin, and further miscalculations which we are unable to reconcile. Calculated correctly, page 78 should report that Ingersoll Rand’s annual outperformance vs. the S&P 500 was 7%, not -5%

▪     Mondelēz (2nd Investment) equity returns were calculated incorrectly due to exclusion of the special dividend received in the Kraft-Heinz transaction (which accounted for a material portion of the transaction value). Calculated correctly, page 78 should report that Mondelēz’s annual outperformance vs. the S&P 500 was 3%, not -1%

▪     State Street equity returns were calculated incorrectly due to miscalculations which we are unable to reconcile. Calculated correctly, page 78 should report that State Street’s annual outperformance vs. the S&P 500 was 7%, not 2% (our figure verified on Bloomberg and Capital IQ)

▪        Tiffany & Co. equity returns were calculated incorrectly due to miscalculations which we are unable to reconcile. Calculated correctly, page 78 should report that Tiffany’s annual outperformance vs. the S&P 500 was 7%, not 0% (our figure verified on Bloomberg and Capital IQ)

▪     Wendy’s (Post Merger) equity returns were calculated incorrectly due to miscalculations which we are unable to reconcile. Calculated correctly, page 78 should report that Wendy’s annual outperformance vs. the S&P 500 was 4%, not 2% (our figure verified on Bloomberg and Capital IQ)

▪         Wendy’s (Pre-Merger) equity returns were calculated incorrectly due to exclusion of the Tim Horton’s spin. Calculated correctly, page 78 should report that Wendy’s annual outperformance vs. the S&P 500 was 10%, not -3%

Page 83 (Mondelēz Operating Performance vs. Peers)

Significant data errors allowed P&G to grossly overstate both the peer median and the expansion of peer margins. The reality is that Mondelēz had best-in-class margin expansion from 2013 to 2016.

P&G states that peers on average have achieved greater margin improvement than Mondelēz. However,

▪     The 2013 figures for Mondelez, Hershey and Nestle are EBIT margins. The 2016 figures for Hershey and Nestle are EBITDA margins, while Mondelez’s is EBIT. Comparing EBIT margins in one period to EBITDA margins in another period, given EBITDA will always be higher than EBIT, shows either incompetency or intellectual dishonesty

▪     Hershey’s 2013 margin presented by P&G is actually its 2012 EBIT margin, which was 70bps lower than in 2013

The correct numbers, after fixing the mistakes above, show that:

▪  Mondelēz EBIT margins improved +470bps from 2013 – 2016

▪  Hershey EBIT margins improved +110bps from 2013 – 2016 (NOT +590bps)

▪  Nestle EBIT margins improved +10bps from 2013 – 2016 (NOT +440bps)

P&G incorrectly states that Mondelēz margins are lower than peers:

▪     Mondelēz peer EBIT margin in 2016 is 17.8% after fixing the mistakes above, NOT 22.0%

▪        Nestle’s margins are reported for the entire company, even though its confectionery business only comprises 10% of the sales mix. However, Nestle’s reported “Confectionery” margin was 13.7% in 2016 and has declined by 210bps since 2013

▪      Mondelēz has publicly committed to a 17-18% EBIT margin goal by 2018iii

II. Data Manipulation / Misrepresentations
Page 7 (P&G’s Returns Compared to Companies Where Nelson Has Served As a Director)

Inconsistent Methodologies Used: The column titled “P&G Peers” uses a Simple Average, while column titled “Peltz Serving on the Board” uses a Market Cap Weighted Average (Mondelēz performance weighted at ~30x that of Wendy’s and ~3x that of Sysco’s).

If P&G used a simple average on the column titled “Peltz Serving on the Board,” the bar would have read 28%. In addition, P&G gives no credit to the fact that half of their own TSR has been since Trian invested.

We note that the detail behind the varying methodologies was not disclosed to shareholders until after we pointed out the misleading claims made by P&G concerning the TSR of companies where Nelson has served on the boards.

Arbitrary Time Frame: Why would David Taylor’s tenure at P&G be the right time frame for evaluating TSR at companies where Nelson Peltz has served as a director?

▪     The chart on page 1 of this presentation shows that every single company on which Nelson Peltz has served as a director has dramatically outperformed P&G during the period of Trian’s involvement

Ignores P&G’s Stock Price Performance the Year Prior to David Taylor

In the year prior to David Taylor becoming CEO, P&G’s stock price underperformed peers by 31%, as shareholders were disappointed with performance and guidance at the tail-end of A.G. Lafley’s tenure. During this prior year, David Taylor was managing ~44% of the business as Group President – Global Beauty, Grooming and Healthcare. Since David Taylor became CEO, P&G has only recaptured a small amount of this relative underperformance.

Ignores P&G’s Poor Shareholder Returns Under Its Directors’ Oversight: We have stated several times that we are not looking to replace David Taylor. We are looking to become 1 of 12 directors on P&G’s board. The reality is that 9 out of 10 of P&G’s independent directors have seen the Company underperform peers since they were appointed. P&G continues to ignore this fact, instead touting its “world-class board.”

(Please see slide 9 of “Trian’s White Paper on P&G”, which was filed with the SEC on September 6, 2017, and is available at www.RevitalizePG.com)

Page 76 (Companies Face Lasting Effects After Trian Exits)

Without Evidence, P&G Claims that “Companies face lasting effects [after Trian exits]”:

1)     We have no idea how one can honestly draw this conclusion from the chart above. The amount of selective data contained in the chart renders it meaningless, in our opinion (e.g. only choosing certain Trian investments, use of arbitrary and ambiguous time frames, arbitrary exit date for Heinz to exclude the sale transaction, etc.). As an example, the chart suggests PepsiCo, which Trian sold in 2016, has “faced lasting effects” – a claim that we expect would be summarily dismissed by any knowledgeable shareholder of PepsiCo.

2)     Moreover, all companies on which Nelson Peltz previously served as a director have continued to perform well after Trian exited:

a.    Ingersoll Rand has outperformed meaningfully (exited 12/1/2015):

i.    Ingersoll Rand achieved 58% TSR vs. S&P’s 20% TSR

ii.    Allegion (spun from IR) achieved 20.3% TSR vs. S&P’s 19.6% TSR

b.    Legg Mason has outperformed (exited 4/12/2016):

i.    Achieved +26% TSR vs. S&P’s +21% TSR

 c.    Note: Heinz not included as it was acquired shortly after Trian exited, and thus no longer traded publicly

P&G Selectively Chooses Time Frame of “1-Week Post Announcement”

1)    P&G has selectively chosen to measure returns starting 1-week after Trian announced its investments in order to avoid giving credit for the initial share price improvement. This initial share price improvement is driven by shareholder expectations for improved execution and long-term operating performance at the applicable company. Given the track record of such improvements after Trian invests in a company or joins the board, we find this methodology disingenuous.

Page 79 (Trian is Short Term)

▪     P&G’s calculation of Trian’s holding period includes several investments for which we never even engaged with management or the Board of Directors, and/or only held a very small investment. We find these data points to be irrelevant to the situation at hand – one where Nelson Peltz is seeking a board seat.

▪     The page ignores the fact that for companies on which Nelson Peltz has served on the board, Trian’s average holding period is 7 years and growing!

(see chart on page 1 for backup data)

Pages 80 – 83 (Deep Dive into Performance at Mondelēz)

Mondelēz

It is important to note that Trian first invested in Kraft Foods (predecessor to Mondelēz) in 2007 and has been invested in either Kraft Foods or Mondelēz for almost all of the time since then. Since we made our first investment in 2007, total shareholder return in Kraft/Mondelez has been +241% vs. P&G’s TSR of +93%, and the S&P’s TSR of 111% over the same time frame.

Since Nelson joined the Board in January 2014, Mondelēz has:

•         Increased operating margin by +470bps from 2013 to 2016 and nearly 600bps when measured through 2017 YTD. P&G has increased its operating margin by 240bps over the same time period despite P&G facing less foreign exchange headwinds than Mondelēz

•         Grown EPS in real dollar terms at +8.7% per year (since 2013) versus P&G which has seen EPS decline by -2.4% per year over the same time period (core EPS as reported each year). This is despite Mondelēz facing 9 percentage points of greater negative foreign exchange impact on sales over the last 3 years

•         Increased advertising and R&D expense as a percentage of sales

Trian is very proud of the significant transformation that Kraft and Mondelēz have achieved, which is reflected in their strong EPS growth and strong shareholder returns.

“Price-Led” Organic Sales Growth While Nelson Peltz was on the Board

P&G misrepresents Mondelēz’s organic sales growth performance by ignoring that:

•         Pricing in 2014 and 2015 largely offset rising cocoa prices, one of Mondelēz’s most significant ingredients, which increased +42% between December 2013 and December 2015iv

•         Volumes have also been impacted by SKU reduction. Since Nelson joined the Board, Mondelēz has decreased its SKU count from ~70,000 to ~45,000 as part of its productivity efforts.[v] Had Mondelēz sold many of these small brands instead of discontinuing them, it would not have reported these losses in organic volume growth during the period

P&G’s Misrepresentation of Quote by Mondelēz Chairman and CEO Irene Rosenfeld in P&G’s Letter to Shareholders, dated September 20, 2017

The day after this presentation was filed, P&G published a letter to shareholders that stated the following:

“One CEO whose board includes Mr. Peltz has publicly disclosed what it’s like to deal with activists such as Mr. Peltz: ‘I think the single biggest disconnect that I found is that many activists simply sit in conference rooms and do calculations and analysis, independent of the reality of the fact that we are dealing with human beings and people’s lives.’” – P&G Shareholder Letter, September 20th, 2017(Footnote omitted)

The quote was a reference to a prior statement by Mondelēz CEO Irene Rosenfeld that was materially taken out of context. That same day, Irene Rosenfeld clarified what her statement meant:

“My quote was taken out of context. My statement was referring to the many activists who have not run businesses or are not close enough to the realities of operating a business. I was not referring to Nelson Peltz, who is a knowledgeable director, an experienced operator and, as a member of our board, is fully informed about our business. Since joining our Board in January 2014, Nelson has been a constructive participant in Mondelēz International’s board processes. My management team and I have engaged often and productively with the Trian team and appreciate their insights on strategy, operations and investor reactions to various issues. They do their homework and, along with the other members of our board, ask the tough questions to understand our company, and develop ideas to help grow the business and create sustainable long-term value.” – Irene Rosenfeld, September 20th, 2017

Pages 84 – 88 (Deep Dive into Performance at Heinz)

Heinz

During Trian’s involvement at Heinz, the Company achieved a +177% total shareholder return vs. P&G’s TSR of +61%, and the S&P’s TSR of 53% over the same time frame. Nelson Peltz was a director at Heinz until June 2013. P&G misrepresents Trian’s investment in Heinz by ignoring significant stock price performance after June 30, 2011. Once again P&G has selectively chosen a time frame, rather than honestly evaluating Nelson Peltz’s performance as a director.

From 2006 to 2012 while Nelson served on the Board:

•         Organic sales growth averaged 3.9% after Nelson joined the board (which includes performance during the recession of 2008-2010) vs. 3.1% in the two years prior. In fact, Heinz reported 32 consecutive quarters of organic sales growth during Nelson’s tenure as a director

• EPS grew at an 8.5% CAGR vs. flat growth in the eight years prior to 2006
• Return on invested capital increased 440bps from 14.8% to 19.2%
• Advertising spend increased 96% and increased as a percentage of sales, despite P&G’s claims that there was “no major increase in ad spending”
• Deals & allowances decreased as a percentage of sales and were redeployed into advertising

The following image is directly from a 2012 Heinz Investor presentation:vi

Tax rate:

•         P&G claims that a reduction in tax rate drove EPS growth at Heinz from ’06 - ‘11

•         While the effective tax rate did decrease over that time frame due to higher earnings from international businesses, it did not decrease by 1,000bps as P&G incorrectly suggested

•         P&G’s comparison is based off of reported tax rates, which include one-time items. In fact, Heinz disclosed an adjusted effective tax rate in 2006 (excluding one-time items) that was ~500bps lower than the figure P&G uses.

•         We would note that P&G’s effective tax rate declined by 770bps from ’06 –’11

P&G has used the “tax rate” argument to adjust Heinz EPS figures downwards so that they look unfavorable vs. peers. The calculation behind its adjustment is based on the following footnote, located on page 87 of its presentation. Once again, this is a level of data manipulation that we find highly disingenuous, and hard to justify:

“Heinz (Normalizing for Change in Tax Rate):

Average impact of normalized taxes on bottom line calculated as difference between 2006 – 2011 net income CAGR and profit before tax CAGR for all peers. Tax impact on Heinz’s bottom line calculated as difference between 2006 – 2011 net income CAGR and profit before tax CAGR. Excess impact of taxes in Heinz’s case quantified as difference between tax impact on Heinz’s bottom line less average tax impact on peers’ bottom line. Normalized EPS CAGR for Heinz calculated by subtracting this excess impact of taxes on Heinz’s bottom line from actual 2006 – 2011 Heinz EPS CAGR.”

Pages 89 – 91 (Deep Dive into Performance at Wendy’s)

Wendy’s

Since Trian’s original investment in 2005, Wendy’s has achieved a total shareholder return of +465%, versus P&G’s TSR of +125%, and the S&P 500's TSR of +155% over the same time frame. Since the merger in 2008, Wendy’s has achieved a total shareholder return of +232%, versus P&G’s TSR of +71%, and the S&P 500's TSR of +142% over the same time frame. Trian has been a shareholder of Wendy’s for nearly 12 years, a testament to the long-term nature of our strategy.

Since Nelson became Chairman of Wendy’s in 2008, the company has reinvested substantially in its stores, has adapted its product offering for today’s consumer (fresh, natural), restored the brand’s “cut-above” positioning, invested in digital and social media, and developed a very strong management team.

All of these initiatives have been critical in driving Wendy’s outperformance. We view Wendy’s as a prime example of a small brand outgrowing large incumbents, as same-store-sales at Wendy’s outperformed McDonalds and Burger King by 280bps since 2011 in North America.

Notes and Disclaimers:

i   Filed with the SEC on September 6, 2017, and is available at www.RevitalizePG.com

ii  Source:  Bloomberg.  All total shareholder returns (“TSRs”) are measured from the date of Trian’s initial investment in the applicable company until the earlier of (i) the date that Trian was no longer invested in the company and (ii) June 15, 2017, one day before rumors surfaced of Trian seeking P&G Board representation.

iii  Source: Mondelez Investor Presentations.

iv  Source: Bloomberg.

v Source: Mondelez Investor Transcripts.

vi Source: Heinz Investor Presentation, December 4, 2012 titled “Driving Global Growth.”

Additional Information

Trian Fund Management, L.P. (“Trian”) and certain of the funds and investment vehicles it manages (collectively, Trian with such funds and investment vehicles, “Trian Partners”), together with other participants (collectively, the “Participants”) identified in the definitive proxy statement (the “Proxy Statement”) filed by Trian Partners and the other Participants on Schedule 14A with the Securities and Exchange Commission (the “SEC”) on July 31, 2017, are participants in the solicitation of proxies made in connection with the 2017 annual meeting of shareholders of The Procter & Gamble Company (the “Company”), including any adjournments or postponements thereof or any special meeting that may be called in lieu thereof (the “2017 Annual Meeting”). Shareholders are advised to read the Proxy Statement, accompanying proxy card and any other documents related to the solicitation of shareholders of the Company in connection with the 2017 Annual Meeting because they contain important information, including additional information relating to the Participants as well as a description of their direct or indirect interests by security holdings. These materials and other materials filed by Trian Partners and the other Participants in connection with the solicitation of proxies are available at no charge at the SEC’s website at www.sec.gov. The Proxy Statement and other relevant documents filed by Trian Partners and the other Participants with the SEC are also available, without charge, by directing a request to Trian Partners’ proxy solicitor, Innisfree M&A Incorporated, 501 Madison Avenue, 20th Floor, New York, New York 10022 (shareholders call toll-free: 877-750-8338; banks and brokers call collect: 212-750-5833; or email: material@innisfreema.com (Requests for materials only)).

General Considerations

This presentation is for general informational purposes only, is not complete and does not constitute an agreement, offer, a solicitation of an offer, or any advice or recommendation to enter into or conclude any transaction or confirmation thereof (whether on the terms shown herein or otherwise). This presentation should not be construed as legal, tax, investment, financial or other advice. The views expressed in this presentation represent the opinions of Trian Partners and are based on publicly available information with respect to the Company and the other companies referred to herein. Trian Partners recognizes that there may be confidential information in the possession of the companies discussed in this presentation that could lead such companies to disagree with Trian Partners’ conclusions. Certain financial information and data used herein have been derived or obtained from filings made with the SEC or other regulatory authorities and from other third party reports. Trian Partners has not sought or obtained consent from any third party (other than consent to use the statement referenced herein made by Irene Rosenfeld, Chairman and Chief Executive Officer of Mondelēz) to use any statements or information indicated herein as having been obtained or derived from statements made or published by third parties, nor has it paid for any such statements. Any such statements or information should No representation or warranty, express or implied, is made that data or information, whether derived or obtained from filings made with the SEC or any other regulatory agency or from any third party, are accurate. Past performance is not an indication of future results. Neither the Participants nor any of their affiliates shall be responsible or have any liability for any misinformation contained in any statement by any third party or in any SEC or other regulatory filing or third party report. Unless otherwise indicated, the figures presented in this presentation have not been calculated using generally accepted accounting principles (“GAAP”) and have not been audited by independent accountants. Such figures may vary from GAAP accounting in material respects and there can be no assurance that the unrealized values reflected in this presentation will be realized. There is no assurance or guarantee with respect to the prices at which any securities of the Company will trade, and such securities may not trade at prices that may be implied herein. The estimates, projections, pro forma information and potential impact of the opportunities identified by Trian Partners herein are based on assumptions that Trian Partners believes to be reasonable as of the date of this presentation, but there can be no assurance or guarantee that actual results or performance of the Company will not differ, and such differences may be material. This presentation does not recommend the purchase or sale of any security. Trian Partners reserves the right to change any of its opinions expressed herein at any time as it deems appropriate. Trian Partners disclaims any obligation to update the data, information or opinions contained in this presentation.

Forward-Looking Statements

This presentation contains forward-looking statements. All statements contained in this presentation that are not clearly historical in nature or that necessarily depend on future events are forward-looking, and the words “anticipate,” “believe,” “expect,” “potential,” “could,” “opportunity,” “estimate,” “plan,” and similar expressions are generally intended to identify forward-looking statements. The projected results and statements contained in this presentation that are not historical facts are based on current expectations, speak only as of the date of this presentation and involve risks, uncertainties and other factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such projected results and statements. Assumptions relating to the foregoing involve judgments with respect to, among other things, future economic, competitive and market conditions and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond the control of Trian Partners. Although Trian Partners believes that the assumptions underlying the projected results or forward-looking statements are reasonable as of the date of this presentation, any of the assumptions could be inaccurate and therefore, there can be no assurance that the projected results or forward-looking statements included in this presentation will prove to be accurate and therefore actual results could differ materially from those set forth in, contemplated by, or underlying those forward-looking statements. In light of the significant uncertainties inherent in the projected results and forward-looking statements included in this presentation, the inclusion of such information should not be regarded as a representation as to future results or that the objectives and strategic initiatives expressed or implied by such projected results and forward-looking statements will be achieved. Trian Partners will not undertake and specifically disclaims any obligation to disclose the results of any revisions that may be made to any projected results or forward-looking statements in this presentation to reflect events or circumstances after the date of such projected results or statements or to reflect the occurrence of anticipated or unanticipated events.

Sell or a Solicitation of an Offer to Buy

Under no circumstances is this presentation intended to be, nor should it be construed as, an offer to sell or a solicitation of an offer to buy any security. Funds and investment vehicles managed by Trian currently beneficially own shares of the Company. These funds and investment vehicles are in the business of trading – buying and selling– securities and intend to continue trading in the securities of the Company. You should assume such funds will from time to time sell all or a portion of their holdings of the Company in open market transactions or otherwise, buy additional shares (in open market or privately negotiated transactions or otherwise), or trade in options, puts, calls, swaps or other derivative instruments relating to such shares. However, neither Trian Partners nor the other Participants or any of their respective affiliates has any intention, either alone or in concert with another person, to acquire or exercise control of the Company or any of its subsidiaries.

Concerning Intellectual Property

All registered or unregistered service marks, trademarks and trade names referred to in this presentation are the property of their respective owners, and Trian Partners’ use herein does not imply an affiliation with, or endorsement by, the owners of these service marks, trademarks and trade names or the goods and services sold or offered by such owners.

Not an Offer to Sell or a Solicitation of an Offer to Buy

Under no circumstances is this presentation intended to be, nor should it be construed as, an offer to sell or a solicitation of an offer to buy any security. Funds and investment vehicles managed by Trian currently beneficially own shares of the Company. These funds and investment vehicles are in the business of trading – buying and selling– securities and intend to continue trading in the securities of the Company. You should assume such funds will from time to time sell all or a portion of their holdings of the Company in open market transactions or otherwise, buy additional shares (in open market or privately negotiated transactions or otherwise), or trade in options, puts, calls, swaps or other derivative instruments relating to such shares. However, neither Trian Partners nor the other Participants or any of their respective affiliates has any intention, either alone or in concert with another person, to acquire or exercise control of the Company or any of its subsidiaries.

Concerning Intellectual Property

All registered or unregistered service marks, trademarks and trade names referred to in this presentation are the property of their respective owners, and Trian Partners’ use herein does not imply an affiliation with, or endorsement by, the owners of these service marks, trademarks and trade names or the goods and services sold or offered by such owners.

About Trian Fund Management, L.P.

Founded in 2005 by Nelson Peltz, Ed Garden and Peter May, Trian Fund Management, L.P. is a highly engaged shareowner that seeks to invest in high quality but undervalued and underperforming public companies and to work collaboratively with management teams and boards of those companies to execute operational and strategic initiatives designed to drive long-term sustainable earnings growth for the benefit of all stakeholders.

Media Contacts:

Anne A. Tarbell

(212) 451-3030

atarbell@trianpartners.com

George Sard / Margaret Popper / Kelsey Markovich

Sard Verbinnen & Co

(212) 687-8080

GSard@sardverb.com / MPopper@sardverb.com / KMarkovich@sardverb.com